                                                                     Exhibit 5.1

                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 753-7200

                               October 24, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

        Re:    NuCo2 Inc. Registration Statement on Form S-3
               ---------------------------------------------

Ladies and Gentlemen:

            We have acted as counsel to NuCo2 Inc., a Florida  corporation  (the
"Company"),  in connection  with the  preparation  and filing of a  Registration
Statement on Form S-3,  dated  September 5, 2002 (file  number  333-99201)  (the
"Registration  Statement"),  filed with the Securities and Exchange  Commission.
The  Registration  Statement  relates to an aggregate  of 1,663,846  shares (the
"Shares") of common stock,  par value $.001 per share (the "Common  Stock"),  of the  Company,  which  were  previously  issued  by the  Company  to the  selling shareholders named in the Registration Statement.

            In our  capacity as counsel to the  Company,  we have  examined  the
Certificate  of  Incorporation  and By-Laws of the  Company,  each as amended to date, the Registration Statement and such other documents and certificates as we have deemed appropriate as the basis for the opinion hereinafter  expressed.  In making such examination,  we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and

October 24, 2002

the conformity to original  documents of documents  submitted to us as certified or photostatic copies.

            Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion as an exhibit to the
Registration  Statement  and to the  reference  to this firm  under the  caption
"Legal  Matters"  in the  prospectus  constituting  a part  of the  Registration
Statement.

            Robert L. Frome, a director, optionholder and shareholder of the
Company,  is a partner of this firm. Other members of this firm are shareholders of the Company.

                         Very truly yours,

                         /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                         -------------------------------------------------------
                         OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP